UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2019
Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

Real Estate Purchase

On May 6, 2019, Lumentum Operations LLC, a wholly owned subsidiary of Lumentum Holdings Inc. (“Lumentum” or the “Company”) entered into an agreement for the purchase of property located in San Jose, California, pursuant to a real estate purchase and sale agreement (the “Purchase Agreement”) with MNCVAD-Graymark Ridder Park LLC (the “Seller”) dated May 7, 2019. The property, which the Company expects to use as its headquarters later this calendar year, consists of three parcels with buildings comprising 238,342 square feet of office and laboratory space. The total purchase price for the property, which will be paid by the Company in available cash from its balance sheet, is $54.0 million, of which $2.0 million was placed into escrow as a deposit and will be credited against the purchase price at closing or will be retained by the Seller if the purchase does not close. The Purchase Agreement contains customary representations, warranties and covenants of the parties. The closing of the purchase is expected to occur during the Company’s fiscal fourth quarter of 2019 and is subject to conditions typical for a transaction of this type.

The Purchase Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Wajid Ali
	Name:	Wajid Ali
	Title:	Chief Financial Officer

May 7, 2019